Exhibit 99.2

TRANSITION, SEVERANCE, NON-COMPETE AND CONSULTING AGREEMENT

This Agreement by and between John R. Alexander (“JRA”) and Alico, Inc. (“Alico”) is dated this 30th day of June 2008.

 WHEREAS, JRA has served since February 2004 as Chairman of the Board of  Alico and since December 2004 as Chairman of the Board and Chief Executive Officer of Alico and in such capacities has rendered valuable and good service to Alico;

WHEREAS, pursuant to a leadership transition initiated by JRA in January of 2008, JRA is transitioning out of his Chief Executive Officer duties; and

WHEREAS, in order to insure and orderly transition and retain the availability to Alico of access to JRA for consultation and advice during the next three years after the transition, Alico wishes to enter into this Transition, Severance and Consulting Agreement with JRA, and JRA is willing to do so in consideration of the terms and conditions set forth herein;

NOW THEREFORE, the Parties hereto, for good and valuable consideration, agree as follows.

1. Transition.  Effective July 1, 2008 (the “Effective Date”),  JRA will relinquish all duties as Chief Executive Officer of Alico and as an officer and or employee of Alico and any of its subsidiaries.  JRA will continue to serve as a Director and at the Board’s discretion as its Chairman for the remainder of his unexpired term and any additional terms during the Consulting Period to which he is elected by the shareholders and the Board and until he is otherwise removed or replaced.  During this period he will perform such duties as are assigned to him by the Board.

2.  Continuing Consulting Services.  From the Effective Date until June 30, 2011 (the “Consulting Period”), JRA shall serve as a consultant for Alico with such consulting duties as may from time to time be assigned by the Board of Directors of Alico or by the Chief Executive Officer of Alico including serving on the boards of directors of organizations such as the Florida Land Council and the Florida Chamber of Commerce as the designated representative of Alico.  In addition, JRA shall be available during the Consulting Period to provide transition services to the Chief Executive Officer as requested so as to insure an orderly transition of his responsibilities as Chief Executive Officer to his successor.  In this regard, he shall provide any information requested by the new Chief Executive Officer concerning events or transactions which occurred during JRA’s term as Chief Executive Officer and lend assistance to the Chief Executive Officer as requested.  Unless otherwise agreed by JRA, the maximum amount of  time devoted by JRA in performing the services contracted for hereunder shall not exceed 100 hours per month during the first twelve months of the Consulting Period; 75 hours per month during the next 12 months of the Consulting Period and 50 hours per month during the last twelve months of the Consulting Period.

3. Consideration.  As consideration for JRA’s consulting services to be rendered hereunder, during the Consulting Period, JRA shall be paid a total of $600,000 (the “Total Consulting Compensation”) which shall be payble as follows:

a.
For the period from July 1, 2008 to June 30 2009, Alico shall pay JRA the sum of Twenty Thousand Eight Hundred Thirty Three Dollars and Thirty Three Cents ($20, 833.33) per month payable on or about the last working day of each such month or on such other date during the month as otherwise mutually agreed;

b.
For the period from July 1, 2009 to June 30, 2010, Alico shall pay JRA the sum of Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty Seven Cents ($16,666.67) per month payable on or about the last working day of each such month or on such other date during the month as otherwise mutually agreed; and

c.
For the period from July 1, 2010 to June 30, 2011, Alico shall pay JRA the sum of Twelve Thousand Five Hundred Dollars ($12,500.00) per month payable on or about the last working day of each such month or on such other date during the month as otherwise mutually agreed.

In addition to the foregoing, JRA shall be entitled to be reimbursed for any out of pocket expenses reasonably incurred by him in connection with the performance of his duties subject to the expense reimbursement and pre-approval policies of Alico from time to time in effect during the Consulting Period and additionally, JRA shall be entitled to continue to receive a non-accountable office expense allowance of Five Thousand Dollars ($5,000) per month during the Consulting Period.

The Parties agree that the services to be rendered hereunder are not likely to be proportionate during the Consulting Period and that it is likely that the consulting services to be rendered will be greater at the beginning of the Consulting Period than later.  They further understand that JRA will possibly be forgoing other opportunities in order to remain available for consulting services pursuant to this Agreement.  Accordingly, the Parties agree that unless JRA voluntarily terminates this Agreement without cause or Alico terminates this Agreement for Cause as defined in paragraph 4 below, the Total Consulting Compensation shall be paid to JRA or if deceased, his personal representative, in accordance with terms hereof, whether or not JRA dies or becomes disabled during the Consulting Period and whether or not Alico terminates this Agreement for any reason or otherwise fails to avail itself of the consulting services contracted for hereunder.  The consideration set forth above shall be in lieu of any other compensation, benefits or payments from Alico during the Consulting Period including any payments for service on or attendance at meetings of Alico’s Board of Directors or as the Chairman of the Board or service in any other Board office during the Consulting Period, including any stock compensation program otherwise available to directors for the payment of director fees.  Without limiting the foregoing, JRA will not be entitled to any health insurance or other employee benefits from Alico during the term of this Agreement and JRA will be an independent contractor and not an employee of Alico during the Consulting Period.

4. Term and Termination.  This Agreement begins on the Effective Date and will terminate on June 30, 2011 unless voluntarily terminated by JRA prior thereto.  This Agreement may not be terminated by Alico except for Cause, which shall be defined as being charged with a crime classified as a felony or otherwise being subject to the order of a court or regulatory agency of competent jurisdiction which bars him from rendering the services contracted for hereunder.  The death or disability of JRA during the Consulting Period shall not be considered as an event entitling Alico to terminate this Agreement.

5. Transition Provisions.  Upon the Effective Date, in accordance with Alico’s customary policies, JRA shall turn in all credit cards and other Company property and provide to Alico all expense reimbursement requests for periods prior to the Effective time.  Subject to the terms and conditions of Alico’s Senior Executive Compensation Plan, JRA shall be entitled to be considered for a pro rata portion of his previously set 2008 Executive Compensation Target Bonus award based on the pro rated portion of the 2008 fiscal year during which he acted as the chief Executive Officer of the Corporation.  Such award, if any, is discretionary with the Alico Board and is based on performance criteria previously outlined by the Board and its Compensation Committee.  Except as provided in paragraph 6 below, there shall be no limitation on JRA’s non consulting activities so long as such activities do not unreasonably interfere with or hender his duties hereunder.

6. Non Compete.  During the term of this Agreement, JRA agrees that he will not serve either directly or indirectly as an officer director, employee of, or consultant to any company whose stock is traded on a national securities exchange or national securities market and is a reporting company under the Securities Exchange Act of 1934 (a “Reporting Public Company”) and which is engaged in any business in the State of Florida which is competitive with any of the businesses in which Alico is engaged as of the date of this Agreement provided that nothing contained herein shall prohibit JRA from serving as an officer, director or employee or consultant to Atlantic Blue Group or any of its affiliates whether or not such company becomes a Reporting Public Company.  JRA represents and warrants to Alico  that his engagement hereunder does not conflict with and will not be constrained by any pre-existing business relationship or agreement to which JRA is a party or otherwise is bound.

7. Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

If to JRA:        ______________________________
                                                         ______________________________
                                                         ______________________________
                                                         ______________________________

If to Alico:     _______________________________
                                                        _______________________________
                                                        _______________________________
                                                        _______________________________

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8. Assignability and Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and, as to Alico, its respective successors and assigns.  This Agreement is of a personal nature as to JRA and may not be assigned by him.

9. Governing Law.  The validity and construction of this Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law provisions that would result in the application of laws of another jurisdiction.

10. Section Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

11. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

12. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year first above written.

ALICO, INC.                                           (“Alico”)

By:           /s/ Dan L. Gunter
Name:  Dan Gunter
Its:           President

John R. Alexander
John R. Alexander                                           (“JRA”)

EXHIBIT A

Boards and Councils on which JRA may continue to serve during the term of this Agreement: